UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2009 Transcend Services, Inc. (“Transcend”) purchased from Dorothy K. Fitzgerald, all issued and outstanding shares of Medical Dictation Services, Inc. (“MDI”). In connection with the purchase, Transcend also entered into a note and a registration rights agreement as disclosed at Item 2.01. That disclosure is incorporated herein by reference.

On August 31, 2009, Transcend and MDI entered into a loan and security agreement with Regions Bank. Transcend and MDI are both “borrowers” under the new loan and security agreement, which replaces the Company’s previous credit facility with Healthcare Finance Group (“HFG”). The new agreement includes a one-time term loan of $7.0 million for the costs and expenses of, and to the extent necessary a portion of the purchase price for, the purchase of MDI. The loan and security agreement also provides for up to $5.0 million in a revolving loan commitment based on eligible accounts receivable. Transcend may use proceeds of the revolving loan only for working capital, general corporate purposes, and for specified acquisitions. The maximum amount of the revolving loan may be increased at the discretion of Regions Bank to $8.0 million. The term loan principal is payable in monthly installments of $155,555.55 beginning December 1, 2009 and ending August 1, 2013. The revolving loan commitment expires on August 31, 2010. Borrowings bear interest at a rate based on the current LIBOR, and are secured by substantially all of the borrowers’ assets.

The loan and security agreement contains representations and warranties, as well as affirmative, reporting and negative covenants customary for financings of this type. Among other things, the loan and security agreement restricts the borrowers from incurring certain additional debt, prohibits the borrowers from creating, permitting or allowing certain liens on their property, restricts the payment of dividends, distributions and other specified equity related transactions by Transcend, and prohibits certain borrowings and specified transactions with affiliates. The loan and security agreement also requires the maintenance of a specified minimum fixed charge coverage ratio, tangible net worth, and cash flow leverage, as defined in the agreement. A copy of the loan and security agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On August 31, 2009, Transcend terminated its credit facility with Healthcare Finance Group. The facility was scheduled to mature on December 31, 2009 but was terminated in advance in order to secure new financing from Regions Bank. Transcend incurred an early termination fee of $10,000 that was paid to HFG at closing. HFG has released all claims to Transcend’s assets held as security for the facility.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 31, 2009 Transcend purchased from Dorothy K. Fitzgerald, all issued and outstanding shares of common stock of MDI.

Headquartered in Gaithersburg, Maryland, MDI is a leading medical transcription company with approximately 450 employees providing service to approximately 30 customers located predominantly in the mid-Atlantic region of the United States.

Transcend purchased MDI to capitalize on the potential for the acquired business to grow, leverage Transcend’s fixed overhead costs across a larger revenue base and increase its presence in the Mid-Atlantic region of the United States. Transcend acquired all issued and outstanding shares of MDI common stock for an estimated purchase price of $15,310,000, subject to certain post-closing adjustments. Payment of the purchase price was and will be made as follows: (a) $9,310,000 in cash paid at closing; (b) $2,000,000 in cash payable within 30 days after receipt of interim financial statements and audited financial statements for the last two fiscal years; (c) a one-year 5% $2,000,000 promissory note payable to the selling stockholder; and (d) $2,000,000 of Transcend common stock (119,940 shares). The purchase price was reduced in accordance with the stock purchase agreement by $900,000 from the $16,210,000 reported previously in Transcend’s Current Report on Form 8-K filed on August 28, 2009, as follows: a reduction of $1,533,000 related to certain additional liabilities assumed, offset by a purchase price increase of $633,000 related to certain estimated working capital and tax-related adjustments which are subject to post-closing adjustment under the terms of the stock purchase agreement. A portion of the cash purchase price was paid with proceeds from the loan and security agreement described at Items 1.01 and 2.03 hereof. Transcend currently expects the transaction to have no impact on its internal earnings per share projections in the third quarter of 2009 and to be slightly accretive to those projections for the remainder of 2009.

The MDI stock purchase agreement contains customary representations, warranties, covenants, indemnification provisions and closing conditions. A copy of the stock purchase agreement was filed as Exhibit 2.0 to Transcend’s Current Report on Form 8-K filed August 28, 2009 and is incorporated herein by reference. In addition to the August 31, 2009, $2,000,000 promissory note due to Ms. Fitzgerald, the Company entered into a registration rights agreement dated August 31, 2009, providing her with “piggyback” registration rights. Copies of the note and the registration rights agreement are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Transcend expects to allocate the purchase price between goodwill, customer relationships, covenants not to compete, property and equipment and working capital. Transcend will include the results of MDI operations in its financial statements from the close date forward.

This Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent Transcend’s expectations, anticipations or beliefs about future events, including the acquisition of MDI, the new credit facility, the impact of the MDI acquisition and credit facility upon our operating results, financial condition, liquidity, expenditures, and compliance with legal and regulatory requirements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors. Factors that might cause or contribute to such differences include, but are not limited to, the performance of MDI once it has been acquired, including the impact on MDI and the Company of competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s services, business conditions in the health care market, general economic conditions, the difficulties inherent in integrating an acquisition, and the risk factors detailed in our periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K that we file with the Securities Exchange Commission (“SEC”) from time to time. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. Our SEC filings are available from us, and also may be examined at SEC (http://www.sec.gov). In addition, factors that we are not currently aware of could harm our future operating results and financial condition. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Form 8-K. The Company undertakes no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this filing, except as required by law.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

See Item 1.01 above for information regarding a new loan and security agreement which is incorporated herein by reference. A copy of the loan and security agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On August 31, 2009, Transcend issued 119,400 shares of it common stock, $0.05 par value, to Dorothy K. Fitzgerald as a portion of the purchase price paid to her for MDI.

The Registrant relied on Section 4(2) of the Securities Act of 1993 (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act, as amended, to issue the securities to Ms. Fitzgerald, because they were only offered to a single accredited investor who purchased for investment in a transaction that did not involve a general solicitation.

Item 7.01.	Regulation FD Disclosure

A copy of the press release dated September 1, 2009 announcing the completion of the acquisition of MDI and the new credit facility is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements of MDI are not currently available for the periods required. Transcend will file the required financial statements for the periods specified in Rule 3.05 of Regulation S-X when they are available but in no case later than 71 calendar days from the date this Form 8-K must be filed.

(b) Pro Forma Financial Information. The financial statements of MDI are not currently available for the periods required. Transcend will file the pro forma financial statements required by Article 11 of Regulation S-X when the MDI financials are available but in no case later than 71 calendar days from the date this Form 8-K must be filed.

(d) The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description
10.1	Loan and Security Agreement by and between TRANSCEND SERVICES, INC. and MEDICAL DICTATION SERVICES, INC. each individually and collectively as the “Borrower” and REGIONS BANK as the “Lender” dated August 31, 2009.

10.2	$2.0 Million Promissory Note dated August 31, 2009 issued by TRANSCEND SERVICES, INC. to Dorothy K. Fitzgerald

10.3	Registration Rights Agreement dated August 31, 2009, between TRANSCEND SERVICES, INC. and Dorothy K. Fitzgerald

99.1	Press release of Transcend Services, Inc. dated September 1, 2009.

The agreements identified in this report as exhibits are between and among the parties to them, and are not for the benefit of any other person. Each agreement speaks as of its date, and the Company does not undertake to update them, unless otherwise required by the terms of the agreement or by law. As permitted, the Company has omitted some disclosure schedules because the Company has concluded that they do not contain information that is material to an investment decision and is not otherwise disclosed in the agreement or this report. Omitted schedules may nevertheless affect the related agreement. The agreements, including the Company’s representations, warranties, and covenants, are subject to qualifications and limitations agreed to by the parties and may be subject to a contractual standard of materiality, and remedies, different from those generally applicable or available to investors and may reflect an allocation of risk between or among the parties to them. Accordingly, the representations, warranties and covenants of the Company contained in the agreements may not constitute strict representation of factual matters or absolute promises of performance. Moreover, the agreements may be subject to differing interpretations by the parties, and a party may, in accordance with the agreement or otherwise, waive or modify the Company’s representations, warranties, or covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: September 3 , 2009	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)

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